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                                                                 EXHIBIT 99(a)

                        AGREEMENT REGARDING JOINT FILING

     The undersigned, Biotechnology Value Fund, L.P., a Delaware limited partnership, Biotechnology Value Fund II, L.P., a Delaware limited partnership, BVF Partners L.P., a Delaware limited partnership, and BVF Inc., a Delaware corporation, hereby agree and acknowledge that the information required by the Amendment containing the information required by Schedule 13D, to which this Agreement is attached as an exhibit, is filed on behalf of each of them. The undersigned further agree that any further amendments or supplements thereto shall also be filed on behalf of each of them.


Dated:  February 24, 2000

         BIOTECHNOLOGY VALUE FUND, L.P.

         By:  BVF Partners L.P., its general partner

              By:  BVF Inc., its general partner

                   By:  /s/ Mark N. Lampert
                       -------------------------------
                       Mark N. Lampert
                       President

         BIOTECHNOLOGY VENTURE PARTNERS, L.P.

         By:  BVF Partners L.P., its general partner

              By:  BVF Inc., its general partner

                   By:  /s/ Mark N. Lampert
                       --------------------------------
                       Mark N. Lampert
                       President

         BVF PARTNERS L.P.

         By:  BVF Inc., its general partner

              By:  /s/ Mark N. Lampert
                  -----------------------------
                  Mark N. Lampert
                  President

         BVF INC.

         By:  /s/ Mark N. Lampert
             --------------------------
             Mark N. Lampert
             President